Exhibit 99.1

Court Drops Initial Ruling Against FARO

          LAKE MARY, Fla., Sept. 21 -- The judge presiding over a lawsuit against FARO Technologies, Inc. (Nasdaq: FARO) has withdrawn his summary ruling that the Company had infringed on a competitor’s patent.

          “The courts reconsideration is a vindication of our opinion that the prior decision was in error,” FARO Co-founder, Chairman and CEO Simon Raab said. “We are grateful for the court’s unusual consideration.”

          The Platinum FaroArm’s joints have an infinite range of rotation. Romer Cimcore filed a suit claiming that this infinite rotation feature infringes on their patent, namely U.S. Patent 5,829,148 (a.k.a. ‘148 patent). The judge accepted FARO’s request for reconsideration and agreed that the court had misinterpreted the claims of the ‘148 patent.

          In addition to vacating his summary judgment of infringement, he will reconsider his conclusions from the Markman, which is a pretrial hearing often used in patent infringement cases. The new Markman and hearing-on-summary judgments of infringement are scheduled for October 3 and November 7, respectively.

          “The fact is, we are starting fresh and will continue defending our technology,” Raab said. “We believe we do not infringe and that the ‘148 patent is invalid. Further, we will leave the current design-around solution in place -- even though it is based on the courts previous erroneous interpretations of the claims -- just in case it needs to be modified based on the new Markman’s results on claim interpretation.”

          FARO President and COO Jay Freeland added: “We maintain that the impact of this suit on the manufacture and sale of FaroArms, and continued growth of FARO, will be insignificant. This is merely a harassment suit by an organization desperate to get the attention that it can’t get from its technology, sales or marketing.”

          Raab concluded: “I would like to remind shareholders and customers that the court has not found for or against infringement and that we will make every effort to mitigate the effects of this ongoing process. Further, we will not be deterred in our efforts to retain the title of the world’s largest and most successful provider of best portable, 3D measurement technology.”

          About FARO

          With nearly 8,500 installations and 3,800 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company’s products allow manufacturers to perform 3D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO’s worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FaroArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO-17025 laboratory registered.

          This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward- looking statements. Consequently, undue reliance should not be placed on these forward-looking statements. Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

* the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

** the final ruling on the ‘148 patent

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.